Exhibit No. 99

REGIS REPORTS SECOND QUARTER 2020 OPERATING RESULTS AND ESTIMATES THAT ITS TRANSITION TO A FRANCHISE PLATFORM WILL BE SUBSTANTIALLY COMPLETE BY CALENDAR YEAR-END; COMPANY BEGINS MEANINGFUL G&A REDUCTIONS

The Company Continues To Make Significant Progress In Its Transition To A Fully-Franchised Model With The Sale And Conversion Of An Additional 443 Company-Owned Salons To Its Asset-Light Franchise Portfolio During The Quarter; Year-To-Date, The Company Has Sold And Converted 988 Company-Owned Salons To Its Franchise Portfolio

Approximately 900 Company-Owned Salons, Or Approximately 50% Of The Remaining Company-Owned Salon Portfolio Available For Sale Are Now In Various Stages Of Negotiations To Be Purchased After Adjusting For Expected Salon Closures

Significant Progress In Transition Enables The Company's Retention Of Guggenheim Securities, LLC, The Investment Banking And Capital Markets Business Of Guggenheim Partners, LLC, As Its Exclusive Investment Banker To Identify Sources Of Replacement Debt Financing On Terms Appropriate For A Fully-Franchised Capital-Light Growth Platform

The Company's Board Of Directors Elects Hugh Sawyer, President and Chief Executive Officer, As Chairman Of The Company's Board Of Directors
Dave Williams To Remain The Board's Lead Independent Director

	Three Months Ended December 31,		Six Months Ended December 31,
(Dollars in thousands)	2019	2018	2019	2018
Consolidated Revenue	$208,765	$274,671	$455,803	$562,506
System-wide Revenue (1)	$428,731	$451,045	$878,019	$916,257

System-wide Same-Store Sales Comps (2)	(2.3)%	0.9%	(1.7)%	0.8%
Franchise Same-Store Sales Comps (2)	(1.4)%	1.4%	(0.8)%	1.3%
Company-owned Same-Store Sales Comps	(3.6)%	0.5%	(2.7)%	0.5%

Net (Loss) Income From Continuing Operations	$(9,481)	$417	$(23,659)	$(46)
Diluted (Loss) Income per Share From Continuing Operations	$(0.26)	$0.01	$(0.66)	$0.00
EBITDA (3)	$(986)	$16,956	$(6,828)	$26,723
as a percent of revenue	(0.5)%	6.2%	(1.5)%	4.8%

As Adjusted (3)
Net Income, as Adjusted	$4,622	$8,039	$18,522	$19,356
Diluted Income per Share, as Adjusted	$0.13	$0.18	$0.50	$0.43
EBITDA, as Adjusted (3)	$17,014	$20,615	$46,799	$45,749
as a percent of revenue	8.1%	7.5%	10.3%	8.1%
____________________________________
(1)    Represents total sales within the system, excluding TBG.
(2)    System-wide and franchise same-store sales excludes TBG in both periods.
(3)     See GAAP to non-GAAP reconciliations, within the attached section titled "Non-GAAP Reconciliations".

MINNEAPOLIS, February 3, 2020 -- Regis Corporation (NYSE: RGS), a leader in the haircare industry, whose primary business is franchising, owning and operating technology enabled hair salons, today reported second quarter 2020 net loss from continuing operations of $9.5 million, or $0.26 loss per diluted share as compared to net income from continuing operations of $0.4 million, or $0.01 income per diluted share in the second quarter of 2019. The Company’s reported results include $20.7 million of non-cash goodwill derecognition associated with the sale of 443 salons to franchisees, partially offset by $2.6 million of other discrete items. Excluding discrete items and the income from discontinued operations, the Company reported second quarter 2020 adjusted net income of $4.6 million, or $0.13 earnings per diluted share as compared to adjusted net income of $8.0 million, or $0.18 earnings per diluted share, for the same period last year. The year-over-year decrease in adjusted net income was driven primarily by the elimination of adjusted net income that had been generated in the prior year period from the 1,447 company-owned salons that were sold and converted to the Company’s asset-light franchise portfolio over the past twelve months.
Total revenue in the quarter of $208.8 million decreased $65.9 million, or 24.0%, year-over-year driven primarily by the conversion of a net 1,447 company-owned salons to the Company's asset-light franchise portfolio over the past 12 months. These reductions were partially offset by revenue growth of $39.4 million in the Company's franchise segment. The Company noted that in connection with the new leasing guidance, it now records franchise rental income and the corresponding rental expense on separate line items. The net impact is to gross up both revenue and expense with no impact to overall earnings. The impact during the second quarter was an increase in revenue and expense by $33.6 million, with no impact on operating income.
Second quarter adjusted EBITDA of $17.0 million decreased $3.6 million, versus the same period last year. Excluding the $15.0 and $9.4 million gain from the sale of company-owned salons during the current and prior year quarter, respectively, adjusted EBITDA of $2.0 million was $9.2 million unfavorable versus the same period last year driven primarily by the elimination of EBITDA that had been generated in the prior year from the 1,447 company-owned salons that were sold and converted to the Company’s asset-light franchise portfolio over the past 12 months.
Hugh Sawyer, Chairman, President and Chief Executive Officer, commented, "As we disclosed at the close of fiscal year 2019, the transition to a capital-light franchise model initially has a dilutive impact on the Company’s Adjusted EBITDA, as we saw this quarter. Nevertheless, we remain convinced that a fully-franchised business that generates a higher return on its capital will prove to be in the best long-term interests of our shareholders.” Mr. Sawyer continued, “The second quarter represents an important milestone in our transition where we gained additional clarity into the estimated end-state of our transformational process. We now believe that our transition to a fully-franchised business will be substantially complete by the end of this calendar year.” Mr. Sawyer concluded, “This improved visibility related to the speed of our transition enabled us to begin meaningful reductions in our annualized expenses and to initiate plans to re-engineer our capital structure in expectation of our estimated end-state and a new organic growth phase as a capital-light franchisor.”

Second Quarter Segment Results
Franchise

	Three Months Ended December 31,		Increase (Decrease)	Six Months Ended December 31,		Increase (Decrease)
(Dollars in millions) (1)	2019	2018		2019	2018

Revenue
Product	$16.2	$10.6	$5.6	$28.0	$20.7	$7.3
Product sold to TBG mall locations	0.7	7.2	(6.5)	2.0	12.7	(10.7)
Total product	$16.9	$17.8	$(0.9)	$30.0	$33.4	$(3.4)
Royalties and fees	29.3	22.6	6.7	57.4	45.0	12.4
Franchise rental income	33.6	—	33.6	65.1	—	65.1
Total franchised salons revenue	$79.8	$40.4	$39.4	$152.5	$78.4	$74.1

Franchise Same-Store Sales Comps (2)	(1.4)%	1.4%		(0.8)%	1.3%

EBITDA, as Adjusted	$13.1	$8.5	$4.6	$24.9	$18.3	$6.6
as a percent of revenue	16.4%	20.9%		16.4%	23.4%
as a percent of adjusted revenue	37.6%	33.4%		38.8%	36.8%

Total Franchise Salons	4,790	4,266	524
as a percent of total Company-owned and Franchise salons	67.8%	53.8%
____________________________________

(1)	Variances calculated on amounts shown in in millions may result in rounding differences.

(2)	TBG is excluded from same-store sales in both periods.

Second quarter Franchise revenue was $79.8 million, a $39.4 million, or 97.5% increase compared to the prior year quarter and included franchise rental income of $33.6 million due to the adoption of the new lease accounting requirements. Royalties and fees were $29.3 million, a $6.7 million, or 29.8% increase versus the same period last year. Royalties and fees increased due to increased franchise salon counts. Product sales to franchisees of $16.9 million decreased $0.9 million versus the same period last year driven primarily by lower sales to TBG, partially offset by increased franchise salon counts.
Franchise adjusted EBITDA of $13.1 million grew $4.6 million, or 54.4% year-over-year primarily driven by the increase in salon counts.

Company-Owned Salons

	Three Months Ended December 31,		(Decrease)	Six Months Ended December 31,		(Decrease)
(Dollars in millions) (1)	2019	2018		2019	2018

Total Revenue	$128.9	$234.3	$(105.3)	$303.4	$484.1	$(180.7)
Company-owned Same-Store Sales Comps	(3.6)%	0.5%		(2.7)%	0.5%
Year-over-Year Ticket change	3.0%	5.2%		3.0%	4.7%
Year-over-Year Transaction change	(6.6)%	(4.7)%		(5.7)%	(4.2)%

EBITDA, as Adjusted	$4.2	$21.3	$(17.1)	$15.7	$48.9	$(33.2)
as a percent of revenue	3.3%	9.0%		5.2%	10.1%

Total Company-owned salons (2)	2,277	3,668	(1,391)
as a percent of total Company-owned and Franchise salons	32.2%	46.2%
____________________________________

(1)	Variances calculated on amounts shown in millions may result in rounding differences.

(2)	Includes the 207 mall-based salons that were acquired from TBG on December 31, 2019.

Second quarter revenue for the Company-owned salon segment decreased $105.3 million, or 45.0%, versus the prior year to $128.9 million. The year-over-year decline in revenue was driven by the decrease of a net 1,447 salons sold and converted to the Company's asset-light franchise portfolio over the past 12 months, the closure of a net 151 unprofitable salons over the past 12 months and by a decline in Company-owned same-store sales of 3.6%. The year-over-year decline in company-owned same store sales was driven by a 6.6% decrease in transactions, which may be partially related to the shorter number of retail days between Thanksgiving and Christmas in 2019, partially offset by a 3.0% increase in average ticket.
Second quarter adjusted EBITDA of $4.2 million decreased $17.1 million, or 80.1% versus the same period last year driven primarily by the elimination of EBITDA that had been generated in the prior year period from the 1,447 company-owned salons that were sold and converted to the Company's asset-light franchise portfolio over the past 12 months and the decline in service and product margins, partially offset by a decrease in marketing spend.

Other Key Events

•	In January 2020, the Company announced further reductions to general and administrative expenses that are expected to save approximately $19 million on an annualized basis.

•
The Company's retention of Guggenheim Securities, LLC as its exclusive investment banker to identify sources of replacement debt financing on terms appropriate for a fully-franchised capital-light growth platform. The Company expects to complete its replacement debt financing no later than the fourth quarter of this fiscal year.

•
The Company's Board of Directors elected Hugh Sawyer, President and Chief Executive Officer, as Chairman of the Company's Board of Directors. Dave Williams to remain the Board's Lead Independent Director.

•	The Company closed on the sale of its corporate headquarters in December 2019 resulting in a $4.0 million gain in the three and six months ended December 31, 2019.

•	The Company sold and converted an additional 133 company-owned salons to the Alline Salon Group, who is now the Company's largest franchisee and sole Holiday Hair franchisee.

•	Announced the sale of 121 SmartStyle salons to the Yellowhammer Salon Group.

•	Closure of 51 non-performing company-owned salons in the quarter which were at or near the end of their lease term.

•
The Company integrated a small number of former TBG North American salons which are now being managed in the normal course. These salons represent approximately 10% of the company-owned salon portfolio.

•	The Company's new internally developed back office salon management system is in Beta.

•
The Company is preparing for the launch of its new private label haircare products under its "Blossom" brand and the relaunch of its repackaged and reformulated successful "Designline" owned brand in the Spring.

•
The Company entered into an agreement to sell its stake in the Empire Education Group which allows the Company to de-complicate and de-risk its business while preserving and enhancing the essential value we derive from our relationship with Empire Education.

•
The Company continues to make meaningful progress on its previously disclosed effort to convert to a fully-franchised model. During the quarter, it sold and transferred 443 company-owned salons to its asset-light franchise portfolio. In addition, the Company has a pipeline of approximately 900 salons to be transitioned in various stages of negotiation. The pipeline represents approximately 50% of the Company-owned salon portfolio when taking into account expected closures of approximately 350 - 500 company-owned salon locations. The Company estimates that its transition to a franchise platform will be substantially complete by calendar year-end.

•	The impact of the transactions closed in the quarter is as follows:

	Three Months Ended December 31,		Increase (Decrease)	Six Months Ended December 31,		Increase (Decrease)
(Dollars in thousands)	2019	2018		2019	2018

Salons sold to franchisees	443	133	310	988	257	731
Cash proceeds received	$31,468	$11,628	$19,840	$69,414	$24,050	$45,364

Gain on sale of venditions, excluding goodwill derecognition	$14,993	$9,369	$5,624	$41,213	$16,501	$24,712
Non-cash goodwill derecognition	(20,685)	(6,504)	14,181	(52,765)	(17,596)	35,169
(Loss) Gain from sale of salon assets to franchisees, net	$(5,692)	$2,865	$(8,557)	$(11,552)	$(1,095)	$(10,457)

Adoption of New Accounting Standard
On July 1, 2019, the Company adopted amended lease guidance. The guidance was adopted on a prospective basis and results in an increase in franchise revenue and franchise rent expense. There is no impact on operating income.
Non-GAAP reconciliations:
For GAAP to non-GAAP reconciliations, please refer to attached section titled "Non-GAAP Reconciliations." A complete reconciliation of reported earnings to adjusted earnings is included in this press release and is available on the Company’s website at www.regiscorp.com.
Earnings Webcast
Regis Corporation will host a conference call via webcast discussing second quarter results tomorrow, February 4, 2020, at 9 a.m., Central time. Interested parties are invited to participate in the live webcast by logging on to www.regiscorp.com or participate via telephone by dialing (800) 367-2403 and entering access code 8274513. A replay of the presentation will be available later that day. The replay phone number is (888) 203-1112, access code 8274513.
About Regis Corporation
Regis Corporation (NYSE:RGS) is a leader in beauty salons and cosmetology education. As of December 31, 2019, the Company franchised, owned or held ownership interests in 7,152 worldwide locations. Regis’ franchised and corporate locations operate under concepts such as Supercuts®, SmartStyle®, Cost Cutters®, Roosters® and First Choice Haircutters®. Regis maintains an ownership interest in Empire Education Group in the U.S. For additional information about the Company, including a reconciliation of certain non-GAAP financial information and certain supplemental financial information, please visit the Investor Information section of the corporate website at www.regiscorp.com.

CONTACT: REGIS CORPORATION:
Kersten Zupfer
investorrelations@regiscorp.com

This press release contains or may contain "forward-looking statements" within the meaning of the federal securities laws, including statements concerning anticipated future events and expectations that are not historical facts. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements in this document reflect management's best judgment at the time they are made, but all such statements are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those expressed in or implied by the statements herein. Such forward-looking statements are often identified herein by use of words including, but not limited to, "may," "believe," "project," "forecast," "expect," "estimate," "anticipate," and "plan." In addition, the following factors could affect the Company's actual results and cause such results to differ materially from those expressed in forward-looking statements. These factors include the continued ability of the Company to implement its strategy, priorities and initiatives including the re-engineering of our corporate and field infrastructure; our and our franchisee's ability to attract, train and retain talented stylists; financial performance of our franchisees; acceleration of sale of salons to franchisees; if our capital investments in technology do not achieve appropriate returns; our ability to manage cyber threats and protect the security of potentially sensitive information about our guests, employees, vendors or Company information; the ability to operate or sell the salons transferred back from TBG; the outcome of the review by the administrator in TBG's insolvency proceedings in the United Kingdom; the ability of the Company to maintain a satisfactory relationship with Walmart; marketing efforts to drive traffic; changes in regulatory and statutory laws including increases in minimum wages; our ability to maintain and enhance the value of our brands; premature termination of agreements with our franchisees; reliance on information technology systems; reliance on external vendors; consumer shopping trends and changes in manufacturer distribution channels; competition within the personal hair care industry; changes in tax exposure; changes in healthcare; changes in interest rates and foreign currency exchange rates; failure to standardize operating processes across brands; financial performance of Empire Education Group; the continued ability of the Company to implement cost reduction initiatives; compliance with debt covenants and access to existing revolving credit facility; changes in economic conditions; changes in consumer tastes and fashion trends; exposure to uninsured or unidentified risks; reliance on our management team and other key personnel or other factors not listed above. Additional information concerning potential factors that could affect future financial results is set forth under Item 1A on Form 10-K. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. However, your attention is directed to any further disclosures made in our subsequent annual and periodic reports filed or furnished with the SEC on Forms 10-K, 10-Q and 8-K and Proxy Statements on Schedule 14A.

REGIS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEET (Unaudited)
(Dollars in thousands, except share data)

	December 31, 2019	June 30, 2019
ASSETS
Current assets:
Cash and cash equivalents	$49,783	$70,141
Receivables, net	27,756	30,143
Inventories	68,413	77,322
Other current assets	32,458	33,216
Total current assets	178,410	210,822

Property and equipment, net	68,917	78,090
Goodwill	293,019	345,718
Other intangibles, net	8,159	8,761
Right of use asset	911,948	—
Other assets	38,144	34,170
Non-current assets held for sale	—	5,276
Total assets	$1,498,597	$682,837

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$55,587	$47,532
Accrued expenses	59,707	80,751
Short-term lease liability	156,154	—
Total current liabilities	271,448	128,283

Long-term debt, net	60,000	90,000
Long-term lease liability	767,624	—
Long-term financing liabilities	28,485	28,910
Other noncurrent liabilities	95,979	111,399
Total liabilities	1,223,536	358,592
Commitments and contingencies
Shareholders’ equity:
Common stock, $0.05 par value; issued and outstanding 35,563,611 and 36,869,249 common shares at December 31, 2019 and June 30, 2019 respectively	1,778	1,843
Additional paid-in capital	21,230	47,152
Accumulated other comprehensive income	9,480	9,342
Retained earnings	242,573	265,908

Total shareholders’ equity	275,061	324,245

Total liabilities and shareholders’ equity	$1,498,597	$682,837

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REGIS CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)
For The Three and Six Months Ended December 31, 2019 and 2018
(Dollars and shares in thousands, except per share data amounts)

	Three Months Ended December 31,		Six Months Ended December 31,
	2019	2018	2019	2018
Revenues:
Service	$101,805	$190,419	$243,746	$398,267
Product	43,983	61,649	89,639	119,240
Royalties and fees	29,347	22,603	57,364	44,999
Franchise rental income	33,630	—	65,054	—
Total revenue	208,765	274,671	455,803	562,506

Operating expenses:
Cost of service	67,358	114,931	157,840	236,428
Cost of product	27,258	36,350	53,585	68,531
Site operating expenses	26,330	35,563	59,272	72,384
General and administrative	32,691	45,836	73,316	93,563
Rent	20,495	34,642	44,759	70,620
Franchise rent expense	33,630	—	65,054	—
Depreciation and amortization	7,747	8,900	17,127	19,102
TBG mall location restructuring	722	—	2,222	—
Total operating expenses	216,231	276,222	473,175	560,628

Operating (loss) income	(7,466)	(1,551)	(17,372)	1,878

Other (expense) income:
Interest expense	(1,464)	(1,072)	(2,903)	(2,078)
(Loss) gain from sale of salon assets to franchisees, net	(5,692)	2,865	(11,552)	(1,095)
Interest income and other, net	4,346	629	4,517	989

(Loss) income from continuing operations before income taxes	(10,276)	871	(27,310)	(306)

Income tax benefit (expense)	795	(454)	3,651	260

(Loss) income from continuing operations	(9,481)	417	(23,659)	(46)

Income from discontinued operations, net of taxes	79	6,113	452	5,849

Net (loss) income	$(9,402)	$6,530	$(23,207)	$5,803

Net (loss) income per share:
Basic:
(Loss) income from continuing operations	$(0.26)	$0.01	$(0.66)	$0.00
Income from discontinued operations	0.00	0.14	0.01	0.13
Net (loss) income per share, basic (1)	$(0.26)	$0.15	$(0.64)	$0.13
Diluted:
(Loss) income from continuing operations	$(0.26)	$0.01	$(0.66)	$0.00
Income from discontinued operations	0.00	0.14	0.01	0.13
Net (loss) income per share, diluted (1)	$(0.26)	$0.15	$(0.64)	$0.13

Weighted average common and common equivalent shares outstanding:
Basic	35,798	43,619	36,028	44,175
Diluted	35,798	44,479	36,028	44,175
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(1)	Total is a recalculation; line items calculated individually may not sum to total due to rounding.

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REGIS CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited)
For the Six Months Ended December 31, 2019 and 2018
(Dollars in thousands)

	Six Months Ended December 31,
	2019	2018
Cash flows from operating activities:
Net (loss) income	$(23,207)	$5,803
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Non-cash adjustments related to discontinued operations	(586)	176
Depreciation and amortization	14,484	16,799
Deferred income taxes	(5,227)	(7,915)
Gain from sale of company headquarters, net	(3,990)	—
Loss from sale of salon assets to franchisees, net	11,552	1,095
Salon asset impairments	2,643	2,303
Stock-based compensation	2,139	4,552
Amortization of debt discount and financing costs	138	138
Other non-cash items affecting earnings	(243)	(352)
Changes in operating assets and liabilities, excluding the effects of asset sales	(17,032)	(33,223)
Net cash used in operating activities	(19,329)	(10,624)

Cash flows from investing activities:
Capital expenditures	(17,576)	(16,804)
Proceeds from sale of assets to franchisees	69,414	24,050
Costs associated with sale of salon assets to franchisees	(1,550)	—
Proceeds from company-owned life insurance policies	—	24,617
Proceeds from sale of company headquarters	8,996	—
Net cash provided by investing activities	59,284	31,863

Cash flows from financing activities:
Repayment of long-term debt	(30,000)	—
Repurchase of common stock	(28,246)	(65,136)
Taxes paid for shares withheld	(1,809)	(2,305)
Net proceeds from sale and leaseback transaction	—	18,068
Sale and leaseback payments	(480)	—
Net cash used in financing activities	(60,535)	(49,373)

Effect of exchange rate changes on cash and cash equivalents	122	(174)

Decrease in cash, cash equivalents, and restricted cash	(20,458)	(28,308)

Cash, cash equivalents and restricted cash:
Beginning of period	92,379	148,774
End of period	$71,921	$120,466

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REGIS CORPORATION
Same-Store Sales

SYSTEM-WIDE SAME-STORE SALES (1):

	For the Three Months Ended
	December 31, 2019			December 31, 2018
	Service	Retail	Total	Service	Retail	Total
SmartStyle	(2.0)%	(9.6)%	(4.3)%	4.1%	(2.1)%	2.1%
Supercuts	(0.4)	(11.8)	(1.1)	1.0	(4.5)	0.6
Signature Style	(1.5)	(8.0)	(2.3)	0.5	(1.7)	0.3
Total	(1.1)%	(9.6)%	(2.3)%	1.5%	(2.5)%	0.9%

	For the Six Months Ended
	December 31, 2019			December 31, 2018
	Service	Retail	Total	Service	Retail	Total
SmartStyle	(0.9)%	(8.6)%	(3.1)%	2.7%	(1.2)%	1.6%
Supercuts	0.2	(9.8)	(0.4)	1.1	(4.9)	0.7
Signature Style	(1.3)	(6.7)	(2.0)	0.8	(2.4)	0.5
Total	(0.5)%	(8.3)%	(1.7)%	1.4%	(2.3)%	0.8%
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(1) System-wide same-store sales are calculated as the total change in sales for system-wide company-owned and franchise locations for more than one year (including TBG mall locations in 2019) that were open on a specific day of the week during the current period and the corresponding prior period. Quarterly and year-to-date system-wide same-store sales are the sum of the system-wide same-store sales computed on a daily basis. Franchise salons that do not report daily sales are excluded from same-store sales. Locations relocated within a one-mile radius are included in same-store sales as they are considered to have been open in the prior period. System-wide same-store sales are calculated in local currencies to remove foreign currency fluctuations from the calculation. TBG salons were not a franchise location in fiscal year 2020 so by definition they are not included in system-wide same-store sales. TBG same-store sales are excluded from fiscal year 2019 same-store sales to be comparative to fiscal year 2020.

FRANCHISE SAME-STORE SALES (1):

	For the Three Months Ended
	December 31, 2019			December 31, 2018
	Service	Retail	Total	Service	Retail	Total
SmartStyle	(5.1)%	(14.8)%	(7.6)%	1.1%	(20.0)%	(5.6)%
Supercuts	0.1	(10.5)	(0.5)	2.3	(5.8)	1.8
Signature Style	(0.4)	(6.8)	(1.4)	1.9	(1.9)	1.3
Total	(0.4)%	(10.1)%	(1.4)%	2.2%	(5.7)%	1.4%

	For the Six Months Ended
	December 31, 2019			December 31, 2018
	Service	Retail	Total	Service	Retail	Total
SmartStyle	(4.3)%	(16.6)%	(7.6)%	1.7%	(17.7)%	(4.3)%
Supercuts	0.9	(8.8)	0.3	1.9	(5.3)	1.5
Signature Style	—	(7.3)	(1.0)	2.2	(3.7)	1.3
Total	0.3%	(10.1)%	(0.8)%	2.0%	(5.7)%	1.3%
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(1) Franchise same-store sales are calculated as the total change in sales for salons that have been a franchise location for more than one year that were open on a specific day of the week during the current period and the corresponding prior period. Quarterly and year-to-date franchise same-store sales are the sum of the franchise same-store sales computed on a daily basis. Franchise salons that do not report daily sales are excluded from same-store sales. Locations relocated within a one-mile radius are included in same-store sales as they are considered to have been open in the prior period. Franchise same-store sales are calculated in local currencies to remove foreign currency fluctuations from the calculation. TBG salons were not a franchise location in fiscal year 2020 so by definition they are not included in system-wide same-store sales. TBG same-store sales are excluded from fiscal year 2019 same-store sales to be comparative to fiscal year 2020.

COMPANY-OWNED SAME-STORE SALES (2):

	For the Three Months Ended
	December 31, 2019			December 31, 2018
	Service	Retail	Total	Service	Retail	Total
SmartStyle	(1.2)%	(8.6)%	(3.5)%	4.3%	(1.0)%	2.6%
Supercuts	(3.9)	(17.7)	(5.1)	(1.4)	(2.9)	(1.5)
Signature Style	(2.5)	(9.4)	(3.3)	(0.1)	(1.6)	(0.3)
Total	(2.1)%	(9.3)%	(3.6)%	1.0%	(1.4)%	0.5%

	For the Six Months Ended
	December 31, 2019			December 31, 2018
	Service	Retail	Total	Service	Retail	Total
SmartStyle	(0.1)%	(7.1)%	(2.2)%	2.8%	(0.4)%	1.8%
Supercuts	(3.6)	(13.4)	(4.4)	(0.3)	(4.4)	(0.6)
Signature Style	(2.4)	(6.0)	(2.8)	0.1	(1.4)	—
Total	(1.6)%	(7.2)%	(2.7)%	0.9%	(1.1)%	0.5%
____________________________________

(2) Company-owned same-store sales are calculated as the total change in sales for company-owned locations that were open on a specific day of the week during the current period and the corresponding prior period. Quarterly and year-to-date company-owned same-store sales are the sum of the company-owned same-store sales computed on a daily basis. Locations relocated within a one-mile radius are included in same-store sales as they are considered to have been open in the prior period. Company-owned same-store sales are calculated in local currencies to remove foreign currency fluctuations from the calculation.

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REGIS CORPORATION
System-Wide Location Counts

	December 31, 2019	June 30, 2019
FRANCHISE SALONS:

SmartStyle/Cost Cutters in Walmart Stores	969	615
Supercuts	2,493	2,340
Signature Style	1,156	766
Total North American Franchise salons	4,618	3,721
Total International Salons (1)	172	230
Total Franchise Salons	4,790	3,951
as a percent of total Company-owned and Franchise salons	67.8%	56.0%

COMPANY-OWNED SALONS:

SmartStyle/Cost Cutters in Walmart Stores	1,159	1,550
Supercuts	262	403
Signature Style	649	1,155
Mall-based salons (2)	207	—
Total Company-owned salons	2,277	3,108
as a percent of total Company-owned and Franchise salons	32.2%	44.0%

OWNERSHIP INTEREST LOCATIONS:

Equity ownership interest locations	85	86

Grand Total, System-wide	7,152	7,145
____________________________________

(1)	Canadian and Puerto Rican salons are included in the North American salon totals.

(2)	The mall-based salons were acquired on December 31, 2019 resulting in no impact to the Statement of Operations for the three and six months ended December 31, 2019.

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Non-GAAP Reconciliations

We believe our presentation of non-GAAP operating (loss) income, net income, net income per diluted share, and other non-GAAP financial measures provides meaningful insight into our ongoing operating performance and an alternative perspective of our results of operations. Presentation of the non-GAAP measures allows investors to review our core ongoing operating performance from the same perspective as management and the Board of Directors. These non-GAAP financial measures provide investors an enhanced understanding of our operations, facilitate investors’ analyses and comparisons of our current and past results of operations and provide insight into the prospects of our future performance. We also believe the non-GAAP measures are useful to investors because they provide supplemental information research analysts frequently use to analyze financial performance.

The method we use to produce non-GAAP results is not in accordance with U.S. GAAP and may differ from methods used by other companies. These non-GAAP results should not be regarded as a substitute for corresponding U.S. GAAP measures but instead should be utilized as a supplemental measure of operating performance in evaluating our business. Non-GAAP measures do have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results. As such, these non-GAAP measures should be viewed in conjunction with our financial statements prepared in accordance with U.S. GAAP.

Non-GAAP reconciling items for the three and six ended months ended December 31, 2019 and 2018:

The following information is provided to give qualitative and quantitative information related to items impacting comparability. Items impacting comparability are not defined terms within U.S. GAAP. Therefore, our non-GAAP financial information may not be comparable to similarly titled measures reported by other companies. We determine which items to consider as “items impacting comparability” based on how management views our business, makes financial, operating and planning decisions and evaluates the Company’s ongoing performance. The following items have been excluded from our non-GAAP results:

•	Professional fees.

•	Severance expense.

•	Legal fees.

•	TBG restructuring.

•	Goodwill derecognition.

•	TBG discontinued operations.

•	Employee litigation reserve.

•	Corporate office transition.

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REGIS CORPORATION
Reconciliation of selected U.S. GAAP to non-GAAP financial measures
(Dollars in thousands, except per share data)
(Unaudited)

Reconciliation of U.S. GAAP operating (loss) income and U.S. GAAP net (loss) income to equivalent non-GAAP measures
		Three Months Ended December 31,		Six Months Ended December 31,
	U.S. GAAP financial line item	2019	2018	2019	2018
U.S. GAAP revenue		$208,765	$274,671	$455,803	$562,506

U.S. GAAP operating (loss) income		$(7,466)	$(1,551)	$(17,372)	$1,878

Non-GAAP operating expense adjustments (1)
Professional fees	General and administrative	115	2,759	115	4,050
Severance	General and administrative	497	70	2,917	2,790
Legal fees	General and administrative	—	439	—	439
Corporate office transition	Rent	404	—	404	—
Employee litigation reserve	Site operating expenses	(600)	—	(600)	—
TBG restructuring	TBG restructuring	968	—	2,468	—
Total non-GAAP operating expense adjustments		1,384	3,268	5,304	7,279

Non-GAAP operating (loss) income (1)		$(6,082)	$1,717	$(12,068)	$9,157

U.S. GAAP net (loss) income		$(9,402)	$6,530	$(23,207)	$5,803

Non-GAAP net income adjustments:
Non-GAAP revenue adjustments		—	—	—	—
Non-GAAP operating expense adjustments		1,384	3,268	5,304	7,279
Corporate office transition	Interest income and other, net	(3,990)	—	(3,990)	—
Goodwill derecognition	Interest income and other, net	20,685	6,504	52,765	17,596
Income tax impact on Non-GAAP adjustments (2)	Income taxes	(3,976)	(2,150)	(11,898)	(5,473)
TBG discontinued operations, net of income tax	Loss from discontinued operations, net of tax	(79)	(6,113)	(452)	(5,849)
Total non-GAAP net income adjustments		14,024	1,509	41,729	13,553
Non-GAAP net income		$4,622	$8,039	$18,522	$19,356
____________________________________
Notes:

(1)
Adjusted operating margins for the three months ended December 31, 2019 and 2018, were 2.9% and 0.6%, and were 2.6% and 1.6% for the six months ended December 31, 2019 and 2018, respectively, and are calculated as non-GAAP operating income divided by U.S. GAAP revenue for each respective period.

(2)
Based on projected statutory effective tax rate analyses, the non-GAAP tax provision was calculated to be approximately 22% for the three and six months ended December 31, 2019 and 2018, for all non-GAAP operating expense adjustments.

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REGIS CORPORATION
Reconciliation of selected U.S. GAAP to non-GAAP financial measures
(Dollars in thousands, except per share data)
(Unaudited)

Reconciliation of U.S. GAAP net (loss) income per diluted share to non-GAAP net income per diluted share
	Three Months Ended December 31,		Six Months Ended December 31,
	2019	2018	2019	2018
U.S. GAAP net (loss) income per diluted share	$(0.263)	$0.147	$(0.644)	$0.131
Severance (1)	0.010	0.001	0.061	0.048
Professional fees (1)	0.002	0.048	0.002	0.070
Legal fees	—	0.008	—	0.008
Employee litigation reserve	(0.013)	—	(0.013)	—
Corporate office transition	(0.074)	—	(0.075)	—
TBG restructuring	0.020	—	0.052	—
Goodwill derecognition (1)	0.435	0.114	1.101	0.304
TBG discontinued operations, net of tax	(0.002)	(0.137)	(0.012)	(0.130)
Impact of change in weighted average shares (3)	0.009	—	0.023	(0.003)
Non-GAAP net income per diluted share (2)	$0.125	$0.181	$0.496	$0.429

U.S. GAAP Weighted average shares - basic	35,798	43,619	36,028	44,175
U.S. GAAP Weighted average shares - diluted	35,798	44,479	36,028	44,175
Non-GAAP Weighted average shares - diluted (3)	37,120	44,479	37,366	45,078
____________________________________
Notes:

(1)
Based on projected statutory effective tax rate analyses, the non-GAAP tax provision was calculated to be approximately 22% for the three and six months ended December 31, 2019 and 2018, for all non-GAAP operating expense adjustments.

(2)	Total is a recalculation; line items calculated individually may not sum to total due to rounding.

(3)
Non-GAAP net income per share reflects the weighted average shares associated with non-GAAP net income, which includes the dilutive effect of common stock equivalents. The earnings per share impact of the adjustments for the three and six months ended December 31, 2019 included additional shares for common stock equivalents of 1.3 million. The impact of the adjustments described above result in the effect of the common stock equivalents to be dilutive to the non-GAAP net income per share.

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REGIS CORPORATION
Reconciliation of reported U.S. GAAP net income (loss) to adjusted EBITDA, a non-GAAP financial measure
(Dollars in thousands)
(Unaudited)

Adjusted EBITDA
EBITDA represents U.S. GAAP net (loss) income for the respective period excluding interest expense, income taxes and depreciation and amortization expense. The Company defines adjusted EBITDA, as EBITDA excluding identified items impacting comparability for each respective period. For the three and six months ended December 31, 2019, the items impacting comparability consisted of the items identified in the non-GAAP reconciling items for the respective periods. The impacts of the income tax provision adjustments associated with the above items are already included in the U.S. GAAP reported net (loss) income to EBITDA reconciliation, therefore there is no adjustment needed for the reconciliation from EBITDA to adjusted EBITDA.

	Three Months Ended December 31, 2019
	Franchise	Company-owned	Corporate	Consolidated (1)
Consolidated reported net (loss) income, as reported (U.S. GAAP)	$12,126	$(1,105)	$(20,423)	$(9,402)
Interest expense, as reported	—	—	1,464	1,464
Income taxes, as reported	—	—	(795)	(795)
Depreciation and amortization, as reported	210	5,938	1,599	7,747
EBITDA (as defined above)	$12,336	$4,833	$(18,155)	$(986)

Professional fees	—	—	115	115
Severance	—	—	497	497
Employee litigation reserve	—	(600)	—	(600)
TBG restructuring	722	—	246	968
Corporate office transition	—	—	(3,586)	(3,586)
Goodwill derecognition	—	—	20,685	20,685
TBG discontinued operations, net of tax	—	—	(79)	(79)
Adjusted EBITDA, non-GAAP financial measure	$13,058	$4,233	$(277)	$17,014

	Three Months Ended December 31, 2018
	Franchise	Company-owned	Corporate	Consolidated (1)
Consolidated reported net income (loss), as reported (U.S. GAAP)	$8,240	$14,538	$(16,248)	$6,530
Interest expense, as reported	—	—	1,072	1,072
Income taxes, as reported	—	—	454	454
Depreciation and amortization, as reported	215	6,728	1,957	8,900
EBITDA (as defined above)	$8,455	$21,266	$(12,765)	$16,956

Professional fees	—	—	2,759	2,759
Legal fees	—	—	439	439
Severance	—	—	70	70
Goodwill derecognition	—	—	6,504	6,504
TBG discontinued operations, net of income tax	—	—	(6,113)	(6,113)
Adjusted EBITDA, non-GAAP financial measure	$8,455	$21,266	$(9,106)	$20,615
____________________________________
Notes:

(1)
Consolidated EBITDA margins for the three months ended December 31, 2019 and 2018, were (0.5)% and 6.2%, respectively, and are calculated as EBITDA (as defined above) divided by U.S. GAAP revenue for each respective period. Consolidated adjusted EBITDA margins for the three months ended December 31, 2019 and 2018 were 8.1% and 7.5%, respectively, and are calculated as adjusted EBITDA divided by U.S. GAAP revenue for each respective period.

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	For the Six Months Ended December 31, 2019
	Franchise	Company-owned	Corporate	Consolidated (1)
Consolidated reported net income (loss), as reported (U.S. GAAP)	$22,335	$4,296	$(49,838)	$(23,207)
Interest expense, as reported	—	—	2,903	2,903
Income taxes, as reported	—	—	(3,651)	(3,651)
Depreciation and amortization, as reported	370	12,045	4,712	17,127
EBITDA (as defined above)	$22,705	$16,341	$(45,874)	$(6,828)

Professional fees	—	—	115	115
Severance	—	—	2,917	2,917
Employee litigation reserve	—	(600)	—	(600)
TBG restructuring	2,222	—	246	2,468
Corporate office transition	—	—	(3,586)	(3,586)
Goodwill derecognition	—	—	52,765	52,765
TBG discontinued operations	—	—	(452)	(452)
Adjusted EBITDA, non-GAAP financial measure	$24,927	$15,741	$6,131	$46,799

	For the Six Months Ended December 31, 2018
	Franchise	Company-owned	Corporate	Consolidated (1)
Consolidated reported net income (loss), as reported (U.S. GAAP)	$17,960	$34,114	$(46,271)	$5,803
Interest expense, as reported	—	—	2,078	2,078
Income taxes, as reported	—	—	(260)	(260)
Depreciation and amortization, as reported	373	14,785	3,944	19,102
EBITDA (as defined above)	$18,333	$48,899	$(40,509)	$26,723

Professional fees	—	—	4,050	4,050
Severance	—	—	2,790	2,790
Legal fees	—	—	439	439
Goodwill derecognition	—	—	17,596	17,596
TBG discontinued operations	—	—	(5,849)	(5,849)
Adjusted EBITDA, non-GAAP financial measure	$18,333	$48,899	$(21,483)	$45,749
____________________________________
Notes:
(1) Consolidated EBITDA margins for the six months ended December 31, 2019 and 2018 were (1.5)% and 4.8%, respectively, and are calculated as EBITDA (as defined above) divided by U.S. GAAP revenue for each respective period. Consolidated adjusted EBITDA margins for the six months ended December 31, 2019 and 2018, were 10.3% and 8.1%, respectively, and are calculated as adjusted EBITDA divided by adjusted U.S. GAAP revenue for each respective period.

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REGIS CORPORATION
Reconciliation of reported Franchise EBITDA as a percent of U.S. GAAP revenue to EBITDA as a percent of adjusted revenue
(Dollars in thousands)
(Unaudited)

	Three Months Ended December 31,
	2019	2018
As Adjusted EBITDA	$13,058	$8,455
U.S. GAAP revenue	79,841	40,421
As Adjusted EBITDA as a % of U.S. GAAP revenue	16.4%	20.9%
Non-margin revenue adjustments:
Franchise rental income	(33,630)	—
Ad Fund revenue	(10,703)	(7,867)
TBG product sales	(744)	(7,217)
Adjusted revenue	$34,764	$25,337
As Adjusted EBITDA as a percent of adjusted revenue	37.6%	33.4%

	Six Months Ended December 31,
	2019	2018
As Adjusted EBITDA	$24,927	$18,333
U.S. GAAP revenue	152,387	78,446
As Adjusted EBITDA as a % of U.S. GAAP revenue	16.4%	23.4%
Non-margin revenue adjustments:
Franchise rental income	(65,054)	—
Ad Fund revenue	(21,128)	(15,843)
TBG product sales	(2,010)	(12,729)
Adjusted revenue	$64,195	$49,874
As Adjusted EBITDA as a percent of adjusted revenue	38.8%	36.8%

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